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EXHIBIT 99.2


                                    NEWS RELEASE
--------------------------------------------------------------------------------
707 Crossroads Court                       Daryle A. Lovett
Vandalia, OH  45377                        Senior Executive Vice
937-415-3205                               President and Chief Financial Officer

                              EVENFLO COMPANY, INC.

                           Evenflo Reports Results for
                           Third Quarter ended September 30, 2001

VANDALIA, OHIO, NOVEMBER 19, 2001 - Evenflo Company, Inc. (the "Company") today released its financial results for the third quarter and nine months ended September 30, 2001.

Net sales for the third quarter ending September 30, 2001 were $77.7 million, a $7.3 million or 8.6% decrease from the $85.0 million for the prior year quarter ending September 30, 2000. The Company's nine months 2001 net sales of $241.1 million compare to $264.7 million in 2000. U.S. net sales of $63.2 million for the third quarter decreased $9.6 million or 13.2% from the prior year third quarter of $72.8 million. U.S. net sales of $199.7 million, for nine months 2001, decreased $30.0 million or 13.1% from nine months 2000 of $229.7 million. International net sales increased 17.1% to $14.4 million in the third quarter 2001 from $12.3 million for the 2000 third quarter. In the nine months 2001, international sales increased by $6.3 million, or 17.9% to $41.4 million from $35.1 million for 2000. International net sales for both the 2001 three months and nine months increased principally due to increased sales in Mexico.

The Company's gross profit for the latest three months decreased to $10.4 million in the 2001 three months from $18.1 million in the 2000 comparable period. As a percentage of net sales, gross profit decreased to 13.3% in the third quarter 2001 from 21.3% in the third quarter of 2000. For the 2001 nine months, gross profit decreased to $44.4 million from $59.3 million for 2000. As a percentage of net sales, gross profit decreased to 18.4% in 2001 from 22.4% in 2000. The margin decrease was due to reduced sales volume due to supply chain problems and lower sales prices for markdown allowances to move slower moving inventory.

EBITDA (earnings before interest expense, income taxes, depreciation, amortization, and extraordinary items,) for the third quarter ending September 30, 2001 was a negative $3.6 million, compared to $5.4 million recorded in the third quarter of 2000. For the nine months ending September 30, 2001 EBITDA was $7.0 million versus $18.9 million for the same period in 2000.



                                       1.

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For the period commencing with the end of the third quarter 2001, the Company and the syndicate of financial institutions under the revolving credit facility agreed to amend and waive certain financial covenants included in the revolving credit facility through January 31, 2002. This amendment added a covenant to limit available borrowings based on a borrowing base formula and made available to the Company an additional $10.0 million in Liquidity Facility loans. The Company implemented various steps to improve its profitability and liquidity, including more effective cost controls, the closing of a manufacturing facility, other cost cutting initiatives, and the introduction of new products. In addition, the Company has taken steps to fix the supply chain problem by securing additional suppliers of key materials. There can be no assurance, however, that these initiatives will enable the Company to meet its financial covenants going forward. As a result the Company has classified all debt under its credit facility as current.

Wayne W. Robinson, Evenflo's, CEO, commenting on the third quarter and year to date numbers said, "We are disappointed in the shortfall in our results for 2001 versus prior year. There were several factors contributing to our performance. First, we experienced problems in our supply chain that delayed production of car seat pads causing customer order cancellations. Second, the Company did not obtain as many new placements at key retailers during plan-o-gram changes earlier in 2001. Third, margins were impacted by lower prices due to markdown allowances to move slow moving inventory. Finally, customer order patterns at quarter end have changed due to the slowdown in the economy. This caused our major retailers to cut their inventory growth and cancel orders for our products."

"The Company has introduced a variety of high velocity price point products and we are getting placements at key retailers. In addition, we have taken steps to fix the supply chain problem by securing additional suppliers. Our goal is to make Evenflo into the lowest cost, best service, and highest quality producer of baby products in the world."

Certain matters discussed in this press release contain forward-looking statements based on the Company's current expectations and estimates as to prospective events about which the Company can give no firm assurance. These forward-looking statements are based on management's expectations as of the date hereof, and the Company does not undertake any responsibility to update any of these statements in the future. Actual future performance and results could differ from that contained in or suggested by these forward-looking statements as a result of the factors set forth in filings with the Securities and Exchange Commission. See Evenflo's cautionary statement relating to forward looking statements filed on our Current Report on Form 10-Q dated for the quarter ended September 30, 2001.

Evenflo will have its quarterly conference call on Wednesday, November 21, 2001 starting at 10 a.m. Eastern Time. The teleconference dial-in number for the Evenflo Quarterly Conference Call is (800)-288-8967. The call will also be available for replay beginning at 1:30 p.m. Eastern Time, Wednesday 21, 2001 until Wednesday, November 28, 2001 at midnight. Replay number is: USA
(800)-475-6701, Access Code: 613164.

                                       2.


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Evenflo is one of the world's most recognized innovators and marketers of infant and juvenile products. Headquartered in Vandalia, Ohio, its lines include car seats, strollers, baby bottles, infant soft and frame carriers, pacifiers, gates, high chairs, activity centers, swings and cribs.
--------------------------------------------------------------------------------
                                    "World's Best Baby Care"

                                       3.


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EVENFLO COMPANY, INC. AND SUBSIDIARIES
CONDENSED STATEMENTS OF CONSOLIDATED EARNINGS (LOSS)
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2000 AND 2001
(DOLLAR AMOUNTS IN THOUSANDS) (Unaudited)
-------------------------------------------------------------------------------


                                          Three Months Ended     Nine Months Ended
                                                Sep. 30              Sep. 30
                                       --------------------------------------------------
                                          2000          2001         2000        2001
                                       -----------    ---------    ---------   ----------
NET SALES                               $  85,038    $  77,669    $ 264,742    $ 241,092

      Cost of sales                        66,892       67,306      205,465      196,656
                                        -----------    ---------    ---------   ----------

GROSS PROFIT                               18,146       10,363       59,277       44,436

      Selling,general and
       administrative expenses             16,935       17,879       52,832       50,145
      Restructuring costs                       0          136         --          2,535
                                        -----------    ---------    ---------   ----------

INCOME (LOSS) FROM OPERATIONS               1,211       (7,652)       6,445       (8,244)

      Interest expense, net                 4,708        4,685       13,665       14,420
      Currency loss, net                      183          245          606          334
                                        -----------    ---------    ---------   ----------

LOSS BEFORE INCOME TAXES                   (3,680)     (12,582)      (7,826)     (22,998)

      Income tax benefit                   (1,820)      (4,837)      (3,550)      (8,659)
                                        -----------    ---------    ---------   ----------

NET LOSS                                $  (1,860)   $  (7,745)   $  (4,276)   $ (14,339)
                                        ===========   ==========    =========    =========



                                       4.


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EVENFLO COMPANY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2000 AND SEPTEMBER 30, 2001  (DOLLAR AMOUNTS IN THOUSANDS,
EXCEPT PER SHARE AMOUNTS)
-------------------------------------------------------------------------------
                                                                     (Unaudited)



                                                                   December 31,  September 30,
ASSETS                                                                2000           2001
------                                                            ------------   -------------
CURRENT ASSETS:                                                   $  26,739        $   8,063
Receivables, less allowance of $ 701 and $336                        74,378           72,982
Inventories                                                          70,252           61,560
Deferred income taxes                                                 3,980            3,834
Prepaid expenses                                                      1,532            1,556
                                                                  ----------      ----------
                   TOTAL CURRENT ASSETS                             176,881          147,995

Property, plant and equipment                                       133,289          142,328
Accumulated depreciation                                            (75,697)         (85,999)
                                                                  ----------      ----------
Property, plant and equipment, net                                   57,592           56,329
Intangible assets, net                                               43,230           42,068
Deferred income taxes                                                24,066           33,925
Other                                                                 5,856            5,080
                                                                  ----------      ----------

                   TOTAL ASSETS                                   $ 307,625        $ 285,397
                                                                  ==========     ===========

LIABILITIES, PREFERRED STOCK AND COMMON SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Revol credit loans                                                $       0        $  67,400
Accounts payable                                                     38,469           30,551
Bankers acceptances and letters of credit                            18,837           11,415
Accrued expenses                                                     25,057           22,990
                                                                  ----------         --------
                   TOTAL CURRENT LIABILITIES                         82,363          132,356

Senior notes                                                        110,000          110,000
Revolving credit loans                                               57,900                0
Pension and post-retirement benefits                                  6,258            6,258
                                                                  ----------         --------
                   TOTAL LIABILITIES                                256,521          248,614

Commitments and contingencies

Preferred stock $.01 par value, 10,000,000 shares authorized,
       400,000 shares outstanding (liquidation value, $57,597        40,000           40,000
       includes dividends of $17,597)
Common Shareholders' Equity:
       Class A,  $1 par value, 20,000,000 shares authorized;
                   10,213,372 and 10,219,372, respectively, shares   10,213           10,219
                   outstanding
       Class B,  $1 par value, 5,000,000 shares authorized;
                   none outstanding                                       0                0
Paid-in capital                                                      62,241           62,265
Retained earnings (deficit)                                         (56,669)         (71,008)
Accumulated other comprehensive earnings (loss)-currency
       translation adjustments                                       (4,681)          (4,693)
                                                                  ----------         --------

                   TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY     $ 307,625        $ 285,397
                                                                  ===========      ===========

                                       5.


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EVENFLO COMPANY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000 AND 2001
                                                   (DOLLAR AMOUNTS IN THOUSANDS)
-------------------------------------------------------------------------------

                                                                                         (Unaudited)      (Unaudited)

                                                                                          SEPTEMBER 30,   SEPTEMBER 30,
INCREASE (DECREASE) IN CASH                                                                   2000           2001
---------------------------                                                              -----------     ------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss                                                                                  $  (4,276)      $  (14,339)
Adjustments to reconcile net earnings (loss) to net cash used in operating activities:
      Depreciation                                                                            11,286          10,395
      Intangibles amortization                                                                 1,161           1,162
      Deferred income taxes                                                                   (4,135)         (9,713)
      Deferred financing cost amortization                                                       370             655
      Change in working capital components:
            Receivables                                                                        5,246           1,396
            Inventories                                                                       (6,416)          8,692
            Current liabilities                                                                2,195         (17,407)
            Other, including currency translation adjustment                                    (901)            775
                                                                                          -----------     ------------
               NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES                             4,530         (18,384)
                                                                                          -----------     ------------

CASH USED IN INVESTING ACTIVITIES - CAPITAL EXPENDITURES                                      (3,424)         (9,249)
                                                                                          -----------     ------------
CASH FLOWS FROM FINANCING ACTIVITIES -
            BORROWINGS FROM (REPAYMENTS TO) REVOLVING CREDIT FACILITY                          2,500           9,500
            DEFERRED FINANCING COSTS                                                               0            (573)
            PROCEEDS FROM ISSUANCE OF COMMON STOCK                                                 0              30
                                                                                          -----------     ------------
      NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES                                      2,500           8,957
                                                                                          -----------     ------------

CASH -          net change                                                                     3,606         (18,676)
                beginning of period                                                            3,110          26,739
                                                                                          -----------     ------------
                end of period                                                             $    6,716      $    8,063
                                                                                          ===========     ============
SUPPLEMENTAL CASH FLOW DATA
Interest paid                                                                                 16,791          17,983
Income taxes paid                                                                                585           1,054


                                       6.